EXHIBIT G

                  CENTRAL AND SOUTH WEST CORPORATION
                            CAPITALIZATION
                         As of March 31, 1999
                             (UNAUDITED)

                                                    (millions)

Common stock                                         $ 1,794
Preferred stock                                          176
Retained Earnings                                      1,726
                                                    ---------
  Total equity                                         3,696    38.17%
                                                    ---------

Subsidiary obligated, mandatorily redeemable,
      Trust preferred securities                         335     3.46%
                                                    ---------

Long-term debt                                         3,925
Long-term debt and preferred stock due within
 twelve months                                           170
Short-term debt                                          960
Short-term debt - CSW Credit, Inc.                       567
Loan Notes                                                29
                                                    ---------
    Total debt                                         5,651    58.37%

          Total capitalization                       $ 9,682
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